Exhibit 99.3

DeVry Education Group Declares Semi-Annual Dividend

DOWNERS GROVE, Ill.--(BUSINESS WIRE)--November 6, 2013--DeVry Education Group Inc. (NYSE:DV), a global provider of educational services, announced today that its board of directors approved a dividend payment of $0.17 to be made on Dec. 27, 2013, to common stockholders of record as of Dec. 6, 2013.

About DeVry Education Group

The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Carrington College California, Chamberlain College of Nursing, DeVry Brasil, DeVry University, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in business, healthcare, technology, accounting and finance. For more information, please call 630.353.3800 or visit http://www.devryeducationgroup.com.

CONTACT:
DeVry Education Group Inc.
Investor & Media Contact:
Joan Bates
jbates@devrygroup.com
630-353-3800